Consent of Independent Registered Public Accounting Firm


American Water Star, Inc.


We consent to the incorporation by reference in the Registration Statement of American Water Star, Inc., on Form
S-8 to be filed with the Commission on July 19, 2005 of our Report of Independent Registered Public Accounting Firm dated April 2, 2004 covering the financial statements of American Water Star,Inc. and Subsidiaries for the year ended December 31, 2003, which is in its Form 10-KSB for the fiscal year ended December 31, 2004.



/s/Kelly & Company
Kelly & Company
Costa Mesa, California
July 19, 2005